ETF Opportunities Trust 485BPOS

Exhibit 99.(e)(3)

THIRD AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This third amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of March 24, 2020 by and between ETF Opportunities Trust (“the Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of July 14, 2021 (the “Effective Date”).

WHEREAS, the Trust and Foreside (“Parties”) desire to amend the Agreement to reflect two Fund name changes; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.

Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the following Fund name changes: Applied Finance Valuation Stewardship Large Cap US ETF is now named Applied Finance Valuation Large Cap ETF; and Formidable Thematic ETF is now named Formidable Fortress ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ETF OPPORTUNITIES TRUST		FORESIDE FUND SERVICES, LLC

By:		By:
	David A. Bogaert, President		Mark Fairbanks, Vice President

EXHIBIT A

American Conservative Values ETF

American Conservative Values Small-Cap ETF

Real Asset Strategies ETF

Applied Finance Valuation Large Cap ETF (f/k/a/Applied Finance Valuation Stewardship Large Cap US ETF)

Formidable ETF

Formidable Small/Mid Cap ETF

Formidable Fortress ETF (f/k/a Formidable Thematic ETF)